                                                                   EXHIBIT 10.37

                            INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of this ______ day of _________, 1999, by and between Affymetrix, Inc., a Delaware corporation (the "Company"), and____________, an individual ("Indemnitee").

                                   BACKGROUND

     A. Indemnitee is a member of the Board of Directors or an officer of the Company and, in that capacity, performs a valuable service for the Company. For a variety of reasons, including the frequency, magnitude and often baseless nature of claims and actions brought against corporate directors and officers generally, it is difficult for corporations to attract and retain highly competent persons as directors and officers. In addition, there exists uncertainty, both as to matters of "substance" and "procedure," about the protection against such claims provided by statutory, charter and bylaw provisions and through "director and officer" insurance.

     B. Affymetrix, Inc., a California corporation, the predecessor of the Company (the "Predecessor Company"), previously entered into an indemnification agreement with the Indemnitee (the "Prior Agreement") which the Company has assumed and which continues as a valid and binding obligation of the Company as of the date hereof. However, in light of the Predecessor Company's reincorporation into the State of Delaware, both the Company and Indemnitee desire to restate and clarify each party's indemnification rights and obligations by entering into this Agreement.

     C. The Company's Bylaws also provide for indemnification of, and advancement of expenses to, the directors and officers of the Company to the maximum extent authorized by the Delaware General Corporation Law, as amended (the "DGCL"), and, together with the DGCL, permit, by their nonexclusive nature, the establishment of indemnification agreements between the Company and its directors and officers.

     D. In order to induce Indemnitee to continue to serve as a member of the Board of Directors or as an officer of the Company, to restate and clarify each party's respective rights and obligations under the Prior Agreement and to clarify the specific procedure for addressing indemnification matters if and as they arise, the Company and the Indemnitee hereby agree to contractual indemnification arrangements on the terms set forth in this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

          (a) "Agent" means any person (i) who is or was a director, officer, employee or other agent of the Company or (ii) who is or was serving at the request of the Company, or otherwise as a result of that person's relationship with the Company, as a director, officer, employee or other agent of another foreign or domestic corporation or of any partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit plans).

          (b) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said
Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

          (c) "Disinterested Director" means a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is sought under this Agreement or otherwise.

          (d) "Expenses" includes any and all direct and indirect costs (including, without limitation, attorneys' fees and disbursements, court costs, fees and expenses of witnesses, experts, professional advisers and private investigators, arbitration expenses, costs of attachment, appeal or similar bonds, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees, and any and all other disbursements or out-of-pocket expenses) actually and reasonably incurred by or on behalf of Indemnitee in connection with either (i) the investigation, defense, settlement or appeal of, or being a witness or participant in, a Proceeding (including preparing for any of the foregoing) or (ii) the establishment or enforcement of any right to indemnification under this Agreement or otherwise or any right to recovery under any liability insurance policy maintained by the Company; PROVIDED, HOWEVER, that "Expenses" shall not include any judgments, fines or amounts paid in settlement.

          (e) "Independent Counsel" means a law firm or attorney that neither is presently nor in the past two years has been retained to represent: (i) the Company or Indemnitee in any matter material to the Company or Indemnitee, or (ii) any other party to the Proceeding in respect of which indemnification is sought under this Agreement or otherwise. In addition, the term "Independent Counsel" does not include any law firm or attorney who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement or otherwise.

          (f) "Liabilities" means liabilities and losses of any type whatsoever, including, without limitation, judgments, fines, excise taxes and penalties (including, without limitation, ERISA excise taxes and penalties) and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities and losses), actually incurred by Indemnitee in connection with or as a result of a Proceeding.

          (g) "Potential Change in Control" shall be deemed to have occurred if

                (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by five percentage points or more over the initial percentage of such securities equal to or exceeding 9.5% so owned by such person; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (h) "Proceeding" means any threatened, pending or completed action, suit or proceeding (including any inquiry, hearing, arbitration proceeding or alternative dispute resolution mechanism), whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), to which Indemnitee is or was a party, witness or other participant, or is threatened to be made a party, witness or other participant, by reason of the fact that Indemnitee is or was an Agent, or by reason of anything done or not done by Indemnitee in that capacity or in any other capacity while serving as an Agent, whether before or after the date of this Agreement. "Proceeding" shall not include any Proceeding initiated by Indemnitee (other than as contemplated by Sections 3(d) or 6 of this Agreement) unless such Proceeding was authorized or consented to by the Board of Directors of the Company.

          (i) "Voting Securities" means any securities of the Company which vote generally in the election of directors.

     2. AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of, and in accordance with the procedures set forth in, this Agreement, the Company shall hold Indemnitee harmless and indemnify Indemnitee (and Indemnitee's spouse as provided below), to the fullest extent permitted by the provisions of the DGCL and other applicable law, from and against all Expenses and Liabilities, including, without limitation, Expenses and Liabilities arising from any Proceeding brought by or in the right of the Company or its stockholders. The Company and Indemnitee intend that this Agreement provide for indemnification in excess of that expressly required, granted or permitted by statute, including, without limitation, any indemnification provided by the Company's Certificate of Incorporation or Bylaws, or by vote of its stockholders or directors, or by applicable law. If, after the date hereof, the DGCL or any other applicable law is amended to permit or authorize indemnification of, or advancement of defense expenses to, Indemnitee to a greater extent than is permitted on the date hereof, references in this Agreement to the DGCL or any other applicable law shall be deemed to refer to the DGCL or such applicable law as so amended.

     3.   PROCEDURAL MATTERS.

          (a) INITIAL REQUEST. Whenever Indemnitee believes that, in a specific case, Indemnitee is then entitled to indemnification under this Agreement or under the Company's Certificate of Incorporation or Bylaws, the DGCL or otherwise, Indemnitee shall submit a written notice to the Company requesting an authorization and determination by the Company to that effect. The notice shall describe the matter giving rise to the request and be accompanied by all appropriate supporting documentation reasonably available to Indemnitee.

          (b) DETERMINATION AND PAYMENT. The Company shall make a determination about Indemnitee's entitlement to indemnification in the specific case no later than 90 days after receipt of Indemnitee's request. In making that determination, the person or persons making the determination shall presume that Indemnitee met any applicable standard of conduct required for indemnification, unless the Company shall have affirmatively shown by clear and convincing evidence that Indemnitee did not meet that standard. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors. If such a quorum is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion obtained at the Company's expense. Notwithstanding the foregoing, if there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the determination shall be made by Independent Counsel in a written opinion obtained at the Company's expense. If the person or persons empowered to make the determination either: (i) affirmatively makes a determination of Indemnitee's entitlement to indemnification or (ii) fails to make any determination at all within the 90-day period, indemnification shall be considered as authorized and proper in the circumstances, and Indemnitee shall be absolutely entitled to such indemnification, and shall receive payment as promptly as practicable, in the absence of any misrepresentation of a material fact by Indemnitee in the request for indemnification, or a specific determination by a court of competent jurisdiction that all or any part of such indemnification is prohibited by applicable law. If the person or persons empowered to make the determination find that the Indemnitee is not entitled to indemnification, the Indemnitee shall have the right to apply to a court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement. The termination of any Proceeding by judgment, order, settlement, arbitration award, conviction or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful.

          (c) ADVANCEMENT OF EXPENSES. If so requested in a writing by Indemnitee accompanied by appropriate supporting documentation, the Company shall, within ten days after receipt of the request, advance funds for the payment of Expenses, whether that request is made before or after the final disposition of a Proceeding (including, without limitation, any criminal Proceeding or any Proceeding brought by or in the right of the Company or its stockholders), unless there has been a final determination that Indemnitee is not entitled to indemnification for those Expenses. If required by law at the time of the advance, the payment of the advance shall be conditioned upon the receipt from Indemnitee of an undertaking (which need not be secured) to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to such indemnification by the Company. Any dispute concerning the advancement of Expenses may, at the election of the Indemnitee, be resolved by arbitration before an arbitrator selected by Indemnitee and approved by the Company. If the parties cannot agree on a single arbitrator, then the claim shall be heard by a panel of three arbitrators, with one selected by Indemnitee, one selected by the Company and one selected jointly by the foregoing two arbitrators. Each of the arbitrators shall be a litigation or corporate attorney with experience in the field of officer and director indemnification. The arbitrators shall be selected within (15) days after demand for arbitration and shall render a decision within (45) days after selection, unless good cause is shown for requiring a longer decision period. The Company shall act in utmost good faith to provide timely information to the arbitrators and to insure Indemnitee a full opportunity to defend against the Company's claim that Indemnitee is not entitled to an advance of Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee under the dispute resolutions proceedings set forth in this Subsection 3(c), unless a court of competent jurisdiction finds that each of the claims and/or defenses by Indemnitee in the action or proceeding for which an advance is sought was frivolous or made in bad faith.

          (d) ENFORCEMENT. If Indemnitee has not received a determination of entitlement to indemnification or an advance, as the case may be, within the applicable time periods for such actions specified in this Agreement, or if it has been determined that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall be entitled to commence an action in any court of competent jurisdiction (including the court in which the Proceeding (as to which Indemnitee seeks indemnification) is or was pending) (i) in the former case, seeking enforcement of Indemnitee's rights under this Agreement or otherwise, or seeking an initial determination by the court, or (ii) in the latter case, challenging any such determination or any aspect thereof, including the legal or factual bases therefor. The Company hereby consents to service of process and to appear generally in any such proceeding. It shall be a defense to any such action that applicable law does not permit the Company to indemnify Indemnitee for the amount claimed. In any such action, the Company shall have the burden of proving that indemnification or advances are not proper in the circumstances of the specific case. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct under applicable law, nor an actual determination by the Company that Indemnitee has not met such standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met that standard of conduct. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with the successful establishment or enforcement, in whole or in part, by Indemnitee of his right to indemnification or advances.

          (e) NOTICE BY INDEMNITEE AND DEFENSE OF PROCEEDINGS. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may give rise to a claim for indemnification under this Agreement or otherwise; PROVIDED, HOWEVER, that a failure of Indemnitee to provide that notice shall relieve the Company from liability only if and to the extent that the failure materially prejudices the Company's ability to adequately defend Indemnitee in the Proceeding. With respect to any Proceeding as to which Indemnitee so notifies the Company:

               (i) The Company shall be entitled to participate at its own expense.

               (ii) Except as otherwise provided below, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense of such Proceeding, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of the Company's election to assume the defense, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee, other than as provided below. Indemnitee shall have the right to employ his own counsel in that Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its election so to assume the defense shall be borne by Indemnitee, except to the extent that (x) the employment of counsel by Indemnitee has been authorized by the Company, (y) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or that counsel selected by the Company may not be adequately representing Indemnitee, or (z) the Company has not in fact employed counsel to assume the defense of such Proceeding. In those cases, the fees and expenses of Indemnitee's own counsel shall be paid by the Company.

               (iii) Neither the Company nor Indemnitee shall unreasonably withhold its or his consent to any proposed settlement. The Company has no obligation to indemnify and hold Indemnitee harmless under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.

          (f) CHANGE IN CONTROL. If there is a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advances under this Agreement or otherwise, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company shall pay the reasonable fees and expenses of such Independent Counsel.

          (g) ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding, and any and all Liabilities from time to time actually paid or claimed, reasonably anticipated or proposed to be paid; provided that in no event shall more than $100,000 be required to be deposited in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated Expenses. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the person or persons empowered to make the determination about Indemnitee's entitlement to indemnification pursuant to the provisions of
Section 3(b) hereof. The terms of the trust shall provide that (i) the trust shall be irrevocable, (ii) the trustee shall advance, within ten days after receipt of a request from Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstance under which Indemnitee would be required to reimburse the Company under Section 3(c) hereof), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise and (v) upon a final determination by either the person or persons referred to in the preceding sentence or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement, all unexpended funds in such trust shall be returned to the Company. The trustee shall be chosen by Indemnitee. Notwithstanding anything in this Agreement to the contrary, to the extent of the amount of funds in the trust corpus, the Company shall have no obligation to indemnify Indemnitee under this Agreement.

     4. NONEXCLUSIVITY. The indemnification provided by this Agreement is not exclusive of or inconsistent with any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws, any other agreement, any vote of stockholders or directors, the DGCL, or otherwise, both as to action in Indemnitee's official capacity and otherwise. If and to the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws or under this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

     5. PARTIAL INDEMNIFICATION. If Indemnitee is entitled to indemnification by the Company for some or a portion of Expenses or Liabilities but not for the total amount, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled to be indemnified. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

     6. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer, as the case may be. If Indemnitee serves as a fiduciary of any employee benefit plan of the Company or any of its subsidiary or affiliated corporations, then to the extent that the Company maintains an insurance policy or policies providing fiduciaries' liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any fiduciary. In the event of a Potential Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company providing directors' and officers' liability insurance or fiduciaries' liability insurance, in respect of indemnitee, for a period of six years thereafter. Upon notice to the Company, either from Indemnitee or from any other source, of the commencement or threat of commencement of any Proceeding or matter which may give rise to a claim for indemnification of Indemnitee and which may be covered by any insurance policy maintained by the Company, the Company shall promptly give notice to the insurer in accordance with the procedures prescribed by such policy and shall thereafter take all necessary or appropriate action to cause such insurer to pay, to or on behalf of Indemnitee all Liabilities and Expenses payable under such policy with respect to such Proceeding or matter. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 6 and shall advance to Indemnitee the Expenses of such action in the manner provided in Section 3(c) above.

     7. OTHER SOURCES. Indemnitee shall not be required to exercise any rights Indemnitee may have against any other parties (for example, under an insurance policy purchased by Indemnitee, the Company or any other person or entity) before Indemnitee exercises or enforces Indemnitee's rights under this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances Indemnitee funds in respect of Expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if it pays Indemnitee's costs and expenses of doing so. If Indemnitee is actually indemnified or advanced Expenses by any such third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the

Company shall be relieved of its obligation to indemnify Indemnitee or to advance Expenses.

     8. CERTAIN RELATIONSHIPS. The obligations and rights created under this Agreement shall not be affected by any amendment to the Company's Certificate of Incorporation or Bylaws or any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company or any other person or entity.

     9. SEVERABILITY. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Company and Indemnitee. In any event, the remaining provisions of this Agreement shall remain enforceable to the maximum extent possible.

     10. CONTRIBUTION. If the indemnification provided in Section 2 of this Agreement is unavailable, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the Proceeding), the Company shall contribute to the amount of Expenses and Liabilities as appropriate to reflect: (i) the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction from which the Proceeding arose, and (ii) the relative fault of the Company, on the one hand, and of Indemnitee, on the other, in connection with the events which resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Indemnitee, on the other, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 10 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations described in this Section 10.

     11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the DGCL.

     12. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, confirmed facsimile or telex transmission or first class mail, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile or telex, or three days after mailing if mailed, to the addresses set forth below:

          If to Indemnitee:


          -------------
          c/o Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051

          If to the Company:

          Affymetrix, Inc.
          3380 Central Expressway
          Santa Clara, CA 95051
          Attn:  General Counsel

or to such other address as either party may designate by notice to the other from time to time.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's spouse, estate, heirs, executors, administrators, personal or legal representatives and assigns. The Company shall require any successor corporation (whether by merger, consolidation, or otherwise) by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     15. AMENDMENT AND WAIVER. This Agreement may not be amended except by a writing executed by both the Company and Indemnitee. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged therewith. A waiver of, or a failure to insist on, complete compliance with any provision of this Agreement shall not be construed as a waiver of a subsequent or different non-compliance, breach or default of that or any other provision of this Agreement.

     16. ACKNOWLEDGMENT. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company under this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or officer and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity. The Company further agrees to stipulate in any court proceeding that the Company is bound by all of the provisions of this Agreement.

     17. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, estate, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     18. DURATION OF AGREEMENT. This Agreement shall continue in effect for so long as Indemnitee is subject to any possible Proceeding, regardless of whether Indemnitee continues to serve as an Agent.

     19. ENTIRE AGREEMENT. This document contains the final, complete and exclusive statement of the agreement between the Company and Indemnitee with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous understandings, agreements, communications, correspondence or representations by or between the parties, whether written or oral, relating to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in its first paragraph.

                                            AFFYMETRIX, INC.

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                            -----------------------------------
                                                       , Indemnitee
                                            -----------